CAPRIUS, INC.                                                       Exhibit 99.1
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One Parker Plaza, Fort Lee, NJ 07024
Phone: 201.592.8838 o Fax: 201.592.9430

[LOGO OMITTED]

FOR IMMEDIATE RELEASE
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                CAPRIUS TO PRESENT AT THE ROTH CAPITAL PARTNERS'
                            2005 NEW YORK CONFERENCE

FORT LEE, NJ - AUGUST 31, 2005 - CAPRIUS, INC. (OTCBB: CAPS) management is scheduled to present at the Roth Capital Partners' 2005 New York Conference at 1:30 p.m. Eastern Time on Thursday, September 8, at The Westin New York at Times Square. During the presentation, management will provide insight about the Company's business strategy and its financial results.

The Company's audio and slide presentation will be web cast live on September 8. A replay will be available approximately one hour following the presentation and will be archived on the Caprius web site for 90 days. To access the live and replay presentations, visit the Caprius web site, www.caprius.com, refer to Shareholder Info.

ABOUT CAPRIUS

Caprius, Inc. is a manufacturer of proprietary equipment for the on-site disinfection and disposal of infectious medical waste through its subsidiary, M.C.M. Environmental Technologies, Inc. (MCM). The company's innovative SteriMed technology simultaneously shreds and disinfects solid and liquid regulated medical ("red bag") waste, reducing the volume by up to 90% and rendering it harmless for disposal as ordinary waste. The SteriMed units are economical, compact, efficient and convenient, as well as environmentally friendly. The MCM patented technology offers an alternative to hauling and incinerating medical waste. Industry analysts estimate the medical waste market to be ~$3 billion in the US and ~$10 billion worldwide.

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CONTACTS:

Beverly Tkaczenko                               Kathy Price
Caprius, Inc.                                   The Global Consulting Group
Tel: (201) 592-8838, ext. 107                   Tel: (212) 983-1702, x212
Email: beverlyt@caprius.com                     Email: kprice@annemcbride.com